UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 2, 2005

Date of Report (Date of earliest event reported)

WEBMD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-24975	94-3236644

(State or other jurisdiction of incorporation)	(Commission File Number)	Identification No.) (I.R.S. Employer

669 River Drive, Center 2
Elmwood Park, New Jersey 07407-1361

(Address of principal executive offices, including zip code)

(201) 703-3400

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement

     To the extent required by Item 1.02 of Form 8-K, the information contained or incorporated by reference in Item 8.01 of this Current Report is incorporated by reference in this Item 1.02. In addition, to the extent required by Item 1.02 of Form 8-K, the following are incorporated by reference in this Item 1.02 pursuant to General Instruction B.3 of Form 8-K:

•	the Indenture, dated as of April 1, 2002, between WebMD and The Bank of New York, as trustee, a copy of which was filed as Exhibit 4.1 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

•	the description of our 3 1/4% Convertible Subordinated Notes due 2007 contained in the Registration Statement on Form S-3 (No. 333-110629) filed on February 6, 2004 under the heading “Description of Notes.”

Item 8.01. Other Events.

     On May 2, 2005, we elected to redeem all of our outstanding 3 1/4% Convertible Subordinated Notes due 2007. A summary of the redemption procedures relating to the 3 1/4% Notes is set forth in the Notice of Redemption, a copy of which is filed as Exhibit 99.1 to this Current Report and which is incorporated by reference in this Item 8.01. The Notice of Redemption sets June 2, 2005 as the redemption date.

     At any time prior to 5:00 p.m., Eastern Time, on June 1, 2005, holders may convert their 3 1/4% Notes into our common stock, in accordance with the provisions of the Indenture, dated as of April 1, 2002, between WebMD and The Bank of New York, as trustee. To the extent that holders of the 3 1/4% Notes do not convert their Notes into WebMD common stock, the 3 1/4% Notes will be redeemed for cash on June 2, 2005 at a redemption price of 101.300% of the principal amount thereof, plus accrued and unpaid interest. The source of any cash required for the redemption will be cash on hand and proceeds from sales of marketable debt securities that we currently own. As of the date of this Current Report $299,999,000 in aggregate principal amount of the 3 1/4% Notes is outstanding.

Item 9.01. Financial Statements and Exhibits

     (c) Exhibits

     The following exhibit is filed herewith:

     99.1     Notice of Redemption, dated May 2, 2005

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, WebMD Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD CORPORATION

Dated: May 2, 2005	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

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EXHIBIT INDEX

Exhibit
Number	Description
99.1	Notice of Redemption, dated May 2, 2005

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